Ally Financial Inc. 3Q10 Earnings Review November 3, 2010 Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com

Forward-Looking Statements and Additional Information The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2009 Annual
Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company data available at the time of the presentation In the presentation that follows and related comments by Ally Financial Inc. (“Ally”) management, the use of the words “expect,” “anticipate,”
“estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,”
“would,” “could,” “should,” “believe,” “potential,” “continue,” or similar expressions is intended to identify forward-looking statements. All statements herein and in related management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and Ally’s actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Forms 10-K and 10-Q for Ally, each of which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-
K. Such factors include, among others, the following: our inability to repay our outstanding obligations to the U.S. Department of the Treasury, or to do so in a timely fashion and without disruption to our business; uncertainty of Ally's ability to enter into transactions or execute strategic alternatives to realize the value of its Residential Capital, LLC (“ResCap”) operations; our inability to successfully accommodate the additional risk exposure relating to providing wholesale and retail financing to Chrysler dealers and customers and the resulting impact to our financial stability;
uncertainty related to Chrysler’s and GM’s recent exits from bankruptcy; uncertainty related to the new financing arrangement between Ally and
Chrysler; securing low cost funding for Ally and ResCap and maintaining the mutually beneficial relationship between Ally and GM, and Ally and
Chrysler; our ability to maintain an appropriate level of debt and capital; the profitability and financial condition of GM and Chrysler; our ability to realize the anticipated benefits associated with our conversion to a bank holding company, and the increased regulation and restrictions that we are now subject to; continued challenges in the residential mortgage and capital markets; the potential for deterioration in the residual value of off-
lease vehicles; the continuing negative impact on ResCap of the decline in the U.S. housing market; any impact resulting from delayed foreclosure sales or related matters; changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate; disruptions in the market in which we fund Ally’s and ResCap’s operations, with resulting negative impact on our liquidity;
changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in the credit ratings of ResCap, Ally, Chrysler or GM; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations (including as a result of the recently enacted financial regulatory reform bill).
Investors are cautioned not to place undue reliance on forward-looking statements. Ally undertakes no obligation to update publicly or otherwise revise any forward-looking statements except where expressly required by law. Reconciliation of non-GAAP financial measures included within this presentation are provided in this presentation. Use of the term “loans” describes products associated with direct and indirect lending activities of Ally’s global operations.  The specific products include retail installment sales contracts, loans, lines of credit, leases or other financing products.  The term “originate” refers to Ally’s purchase, acquisition or direct origination of various “loan” products. 2

Third Quarter Highlights Ally earned core pre-tax income(1) of $636 million and net income of $269 million in the third quarter Premier Auto
Finance
Provider Access Capital
Markets Improve Cost
Structure Franchise momentum continues with 48% year-over-year growth in consumer originations Maintained #1 position as leading U.S. new car lender Named preferred lender for Fiat in the U.S. Over $30 billion of new secured and unsecured funding transactions year-to-date Quarterly controllable expenses declined $146 million year-over-year Bank deposits grew $2.6 billion in the quarter and now comprise 29% of total funding Ally Bank retail deposits grew 29% year-over-year with CD retention rate of 88% Ally Bank is a leading franchise in the growing online banking market (1) Core pre-tax income is a non-GAAP financial measure.  Please refer to slide 11 for further details De-Risk
Mortgage
Business European operations sold, representing $11 billion of assets Resort Finance portfolio ($1 billion UPB) sold at a gain Sold approximately $1.9 billion UPB of legacy mortgage assets at gains in 2010 Grow Deposits 3

Results by Segment All four operating segments were profitable for the third straight quarter Strong loan originations Stable core business trends Results impacted by auto balance sheet repositioning and mortgage repurchase reserve expense Ally Bank and ResCap legal entities continued to be profitable in 3Q (1) Corporate and Other as presented includes Commercial Finance Group (“CFG”), certain equity investments and treasury activities including the residual impacts from the corporate funds transfer pricing and asset liability management (“ALM”) activities (2) See slide 36 for a listing of businesses classified as discontinued operations Treasury ALM: $(289) CFG/Other:          $15 ($ millions) 3Q 10 2Q 10 3Q 09 2Q 10 3Q 09 North American Automotive Finance 568 $       630 $          272 $          (62) $            296 $          International Automotive Finance 74             105             31                (31)              43                Insurance 114           108             109              6                 5                 Global Automotive Services 756           843             412              (87)              344              Mortgage Operations 154           230             (652)           (76)              806              Corporate and Other (ex. OID) (1) (274)        (335)           (325)           61                51                Core pre-tax income (loss) 636 $       738 $          (565) $         (102) $          1,201 $       OID amortization expense 310           292             295              18                15                Income tax expense (benefit) 48             33              (291)           15                339              (Loss) income from discontinued operations (2) (9)             152             (198)           (161)             189              Net income (loss) 269 $       565 $          (767) $         (296) $          1,036 $       Increase/(Decrease) vs. 4

Leading Auto Finance Franchise Established leader in floorplan finance Increased diversification as an independent market driven competitor Originations and market share continue positive momentum Fragmented used market presents a growth opportunity U.S. Consumer Auto Originations ($ billions) Source: AutoCount and Ally internal data $5.9 $6.0 $8.0 $8.3 $4.4 $5.6 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 3Q 10 0% 5% 10% 15% New - Retail New - Leases Used New Retail Market Share U.S. Consumer Auto Originations (% of units originated) 76% 62% 52% 45% 20% 0% 20% 40% 60% 80% 100% 2006 2007 2008 2009 3Q 10 GM Subvented GM Standard Chrysler Subvented Chrysler Standard Other New Used U.S. Floorplan Outstandings ($ billions) Note: Other includes non-GM/Chrysler new outstandings and total used outstandings $0 $5 $10 $15 $20 $25 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 3Q 10 GM Chrysler Other Used Vehicle Market Share Note: Market share data as of September 2010 Source: AutoCount Other 88.9% Wells Fargo 3.6% Chase 2.3% Toyota 2.0% Capital One 1.6% Ally 1.5% 5

Success is Driven by Strong Dealer Relationships

- 90 years of understanding and serving dealer needs
- Floorplan lending and broad product offerings serve as strong foundation for deep dealer relationships
- Bank holding company structure provides added stability and cost-efficient funding
- Market leading, nationwide scale and infrastructure

Drivers at the dealer level

- ✓ Competitive and broad retail product suite
- ✓ Commercial loans to finance auto inventory and operating assets
- ✓ Industry leading wholesale internet auction channel
- ✓ Dealer inventory insurance and retail vehicle service contracts
- ✓ Rewards program to recognize volume and breadth of relationship
- ✓ Access to broad application flow ensures "first look" opportunities

Dealers

Ally U.S. Penetration Statistics

- ✓ 84% of GM dealer stock
- ✓ 76% of Chrysler dealer stock
- ✓ 34% of GM consumer sales
- ✓ 49% of Chrysler consumer sales
- ✓ Nearly 3x market share of five largest competitors

Ally Dealer Rewards strategy supports broader and deeper relationships

Dealer Products

- ✓ Floorplan Financing
- ✓ SmartAuction
- ✓ Floorplan Insurance
- ✓ Working Capital Loans

Consumer Products

- ✓ Retail Loans
- ✓ Service Contracts
- ✓ Retail Leases
- ✓ GAP Protection

3Q 2010 Preliminary Results 6

Retail Bank Franchise Ally Bank offers a differentiated banking experience Ally competes with a differentiated, customer-centric offering, tuned to the way customers want to bank today Brand: Talk Straight, Do Right and Be Obviously Better Differentiated Customer Experience: Accessible 24/7,
Easy to Use and No Fine Print, Hidden Fees, Rules or
Penalties Compelling value proposition with a full spectrum of competitively priced products Consistent deposit growth and strong CD retention rates of 88% demonstrate Ally brand proposition is resonating
with customers Voted “Best Savings Account” by Money Magazine in
2010 Named “Best Savings Account” of 2009 by Kiplinger’s
Personal Finance Magazine #1 Financial Services Website according to Change
Sciences Group survey Ally Bank is well positioned in the market Online banking has become the preferred banking channel of consumers Online banking is gaining more acceptance Ally Bank Interest Rates and Retail Deposit Growth $14,464 $17,672 $18,690 $20,504 $16,926 $15,891 1.0% 1.5% 2.0% 2.5% 3.0% 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 3Q 10 $10,000 $15,000 $20,000 $25,000 Ally Bank Retail Deposits OSA APY 24m CD APY Preferred Banking Channel Source: American Bankers Association (ABA) Telephone & Mobile 5% Mail 9% ATM 17% Branches 21% No Preference 23% Internet Banking 25% 7

Reducing Mortgage Balance Sheet Risk Strategic review is complete Balance sheet has been substantially de-risked Remaining mortgage assets are largely: Non-economic exposures Assets supporting agency origination and servicing business Bolstered repurchase reserves and have completed settlements with multiple counterparties (1) Includes warehouse lines, Ally Bank cash, A/R, and other assets (2) See slide 38 for details Total Assets 12/31/06 = $292B Total Assets 9/30/10 = $173B Mortgage Operations 48% $140B Auto and Other 52% $152B Auto and Other 76% $132B Mortgage Operations 24% $41B ResCap ($ billions) Accounting Assets / Cash $15.6 - Little economic risk MSR, etc. $2.2 - At fair value Mortgage Loans HFS $2.7 - Marked at 45% UPB Total $20.5 Ally Bank HFI Portfolio $9.7 - 730 average FICO MSR $1.1 - At fair value Pipeline Assets (1) $9.7 - Agency warehouse lines and HFS Total $20.5 Total Mortgage Assets (2) $41.0 Mortgage Operations Total Assets ($ billions) Note: 2006-2009 assets adjusted to reflect the FAS 166/167 gross-up $101 $70 $50 $41 $- $25 $50 $75 $100 $125 $150 2006 2007 2008 2009 3Q 10 ResCap, LLC Other Mortgage Operations #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! $147 8

Foreclosure as a Last Resort

- Ally strives to preserve homeownership whenever possible and has completed more than 220,000 HAMP and non-HAMP permanent loan modifications since 2008
- The foreclosure process is a lengthy procedure, which does not get initiated until after many months of delinquency, default and when all loss mitigation efforts have failed



Foreclosure Process – 695 days[1]
425 days
1-160 days
265 days
180 – 270 days
Customer Outreach
Default[2]
Initiate Foreclosure Process
Filing[3]
Court Approval[3]
Title Transfer
Property Repossession
REO Marketing and Sale
Day 1-50: HAMP package sent
Day 2: Outbound calls begin
Day 17: Late charge notice sent
Day 45: Home Preservation options sent
Day 62: Certified and Breach letters sent
Day 92: Final check before referral. Loan is referred if all requirements have been met
Outreach continues 5x/month until foreclosure sale
Homeownership Preservation Efforts
Borrower in Home

(1) Day counts represent GMAC Mortgage national average

(2) Default reached at 160 days

(3) Applicable in the judicial foreclosure process only

3Q 2010 Preliminary Results

9

Foreclosure Process Update Changes have been made to the internal process, which include: All employees with responsibility for signing documents have undergone additional education and training The number of employees performing this process has been substantially increased A more robust policy on the requirements for this process has been issued A specialized quality control team has been established to provide an additional review of every case to ensure all required procedures followed and all possible home preservation options have been exhausted Evictions and foreclosure sales were temporarily suspended in 23 states Several leading legal and accounting firms have been engaged to conduct an independent review of foreclosure procedures in all 50 states Corrective actions will be taken as necessary and the vast majority of cases are expected to be remediated over the next few months To date, 9,523 foreclosure affidavits have been reviewed and, where necessary, re-executed Less than 15,500 additional affidavits are being reviewed and, when needed, will be remediated The review has shown no evidence of inappropriate foreclosure to date GMAC Mortgage employs a robust foreclosure process, emphasizing home preservation, and is confident that the decisions behind foreclosure proceedings were sound GMAC Mortgage Has Taken Several Actions Review of Foreclosure Files 10

Third Quarter 2010 Results

Key Statistics ($ millions)	3Q 10	2Q 10	3Q 09	Increase/(Decrease) vs. 2Q 10	Increase/(Decrease) vs. 3Q 09
Total net revenue (ex. OID)	$ 2,361	$ 2,392	$ 2,281	$ (31)	$ 80
Provision for loan losses	9	220	680	(211)	(671)
Controllable expenses [1]	840	841	986	(1)	(146)
Other noninterest expenses	876	593	1,180	283	(304)
Core pre-tax income (loss) [2]	**$ 636**	**$ 738**	**$ (565)**	**$ (102)**	**$ 1,201**
OID amortization expense	310	292	295	18	15
Income tax expense (benefit)	48	33	(291)	15	339
(Loss) income from discontinued operations	(9)	152	(198)	(161)	189
Net income (loss)	**$ 269**	**$ 565**	**$ (767)**	**$ (296)**	**$ 1,036**
Total assets	$ 173,191	$ 176,802	$ 178,254	$ (3,611)	$ (5,063)
Allowance balance	$ 2,054	$ 2,377	$ 2,974	$ (323)	$ (920)
Net interest margin [3]	2.5%	2.8%	2.3%		
Tier 1 capital ratio	15.4%	15.3%	14.4%		
Total risk-based capital ratio	16.8%	16.8%	15.8%		

Mortgage repurchase reserve expense: $344

(1) Includes employee related costs, consulting and legal fees, marketing, information technology, facility, portfolio servicing and restructuring expenses

(2) Core pre-tax income is defined as income from continuing operations before taxes and bond exchange original issue discount ("OID") amortization expense

(3) Excludes OID amortization expense. The impact of historical financial statement restatements for discontinued operations are not reflected in prior period amounts

3Q 2010 Preliminary Results 11

Earnings Analysis Recent financial results have been affected by several items, which are expected to moderate over the coming quarters Over time, Ally expects profitability to improve from the near term run rate as cost of funds declines and portfolio mix is
optimized ($ millions) 3Q 10 2Q 10 1Q 10 4Q 09 3Q 09 Core pre-tax income (loss) 636 $            738 $          578 $            (3,493) $       (565) $         Notable Items Auto forward flow sale gains (1) (23)              (66)              (113)              (83)                13              Mortgage repurchase reserve expense 344              97                49                 578              507             Marks/gains on legacy mortgage assets (2) (82)              (95)              (66)                2,583           2                 Resort Finance provision (69)              13                10                 8                   161             Subtotal 806 $            687 $          458 $            (407) $          118 $          Significant Recent Trends Lease portfolio gains (167)             (206)             (185)              (191)              (162)           Outsized investment portfolio gains (3) (49)              (46)              (93)                (18)                (24)              Outsized revenue on core mortgage production (4) (202)             (62)              (32)                (111)              (155)           Adjusted core pre-tax income (loss) 388 $            373 $          149 $            (726) $          (223) $         (1) Equals net gains on sale of automotive loans (2) Includes gain on legacy asset sales (3) Normalization of investment portfolio assumes 2009 quarterly average (4) Assumes normalization of mortgage production volume and rates Key Drivers of Recent Trends ($ millions) 3Q 10 2Q 10 1Q 10 4Q 09 3Q 09 North American operating lease portfolio balance 9,715 $         11,352 $      13,276 $       15,118 $       17,200 $    EOP U.S. sales proceeds as a % of ALG 119% 115% 112% 103% 109% North American Auto HFS balance 930 $            1,298 $       4,424 $         9,417 $         8,465 $       U.S. Mortgage origination volume 20,179 $       13,159 $      12,968 $       17,630 $       15,425 $    30-yr EOP fixed mortgage rate (FHMLC) 4.3% 4.6% 5.1% 5.1% 4.9% 12

Balance Sheet Repositioning Repositioning of the auto balance sheet is impacting financial results: Higher quality, lower yielding originations, particularly in 2009 Lease portfolio runoff with all time high used car values is resulting in meaningful gains to book
value More assets held for investment While asset quality has improved significantly, this has resulted in a lower yielding portfolio composition Over time, a more balanced asset mix is expected Global Auto Delinquencies - Managed Retail Contract Amount $ Amount of Accruing Contracts Greater than 30 Days Past Due (millions) 3.27% 3.46% 3.48% 2.87% 2.93% 2.26% $0 $500 $1,000 $1,500 $2,000 $2,500 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 3Q 10 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% Delinquent Contract $ % of Retail Contract $ Outstanding U.S. Auto Originations by Type 0% 20% 40% 60% 80% 100% 2006 2007 2008 2009 3Q10 Loan Lease U.S. Retail Auto Originations by Credit Tier Note: Excludes Nuvell and contracts with no credit score 0% 20% 40% 60% 80% 100% 2006 2007 2008 2009 3Q10 Superprime Prime Nearprime Non/Subprime 13

High Quality Balance Sheet

Liquid Assets *($ millions)*	Total	% of Total	Comments
Cash and Cash Equivalents	$ 12,589	7.3%	Conservative liquidity posture
Investment and Trading Securities	12,136	7.0	
	24,725	14.3	
Loan and Lease Assets			
Retail Auto (HFI and HFS)	47,143	27.2	1.20% annualized credit losses
Commercial Auto	33,409	19.3	0.28% annualized credit losses
Auto Lease	10,213	5.9	Portfolio currently liquidating at gains
Ally Bank Mortgage HFI	10,307	6.0	730 avg. FICO; riskier assets marked down in 4Q09
Ally Bank Mortgage HFS	6,957	4.0	Conforming pipeline assets
ResCap Mortgage HFS	2,824	1.6	On average marked to 45% of UPB
Securitized Mortgage Assets and Other [1]	6,220	3.6	Primarily non-recourse securitized assets
Commercial Mortgages	2,759	1.6	Warehouse lines collateralized by conforming mortgages
Commercial Asset Based Lending	1,882	1.1	High quality collateralized transactions
Allowance for Loan Losses	(2,054)	(1.2)	2.1% ALLL as a % of loans; 1.4% NCO rate
	119,660	69.1	
Other Assets			
Mortgage Servicing Rights	2,746	1.6	MTM levels; improved hedging strategies introduced
Insurance Premiums Receivable and Other Insurance Assets	2,169	1.3	Capitalized future premiums due
FV of Derivative Contracts	5,940	3.4	Presented on a gross basis
Restricted Cash/Collateral	7,685	4.4	Largely cash held in securitization trusts awaiting release
Servicer Advances	1,954	1.1	High quality revolving asset at top of securitization waterfall
Other [2]	6,720	3.9	Various low risk assets, some marked to market based levels
Assets of Operations HFS	1,592	0.9	Assets and businesses MTM and positioned for sale
	28,806	16.6	
Total Assets 9/30/10	$ 173,191	100%	

Note: Please refer to slide 43 for more detail

(1) Includes $2.4 billion of domestic HFS assets related to off-balance sheet securitizations where ResCap has the option, but not the obligation to repurchase loans

(2) Includes $483 million Notes Receivable from General Motors, net property and equipment, debt issuance costs, prepaid expenses and deposits, goodwill, interests retained in financial asset sales, inventory in used vehicle HFS, accrued interest and rent receivable, other accounts receivable, and other small assets

3Q 2010 Preliminary Results

14

Asset Quality Summary

- Credit quality continued its favorable trend quarter-over-quarter
- Portfolio migrating to higher quality asset mix
- Allowance coverage remains strong relative to net charge-offs and non-performing loans
- Loan balances grew quarter-over-quarter driven by strong auto originations

Ally Financial Consolidated [1]

($ millions)	3Q 10	2Q 10	1Q 10	4Q 09	3Q 09
Ending Loan Balance	$ 95,770	$ 90,371	$ 86,468	$ 76,310	$ 86,281
30+ Accruing DPD	1,173	1,380	1,366	1,329	1,787
30+ Accruing DPD %	1.2%	1.5%	1.6%	1.7%	2.1%
Non-Performing Loans (NPLs)	1,592	2,294	2,443	2,699	5,953
Net Charge-Offs (NCOs)	334	307	316	3,866	1,034
Net Charge-Off Rate [2]	1.4%	1.4%	1.5%	18.2%	4.8%
Provision Expense	9	220	146	3,069	680
Allowance Balance (ALLL)	2,054	2,377	2,480	2,445	2,974
ALLL as % of Loans [3]	2.1%	2.6%	2.9%	3.2%	3.4%
ALLL as % of NPLs [3]	129.0%	103.6%	101.5%	90.6%	50.0%
ALLL as % of NCOs [3]	153.8%	193.3%	196.1%	15.8%	71.9%

(1) Loans within this table are classified as held-for-investment recorded at historical cost as these loans are included in our allowance for loan losses

(2) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance recievables and loans excluding loans measured at fair value, conditional repurchase loans and loans held-for-sale

(3) ALLL coverage ratios are based on the allowance for loan losses related to loans held-for-investment excluding those loans held at fair value as a percentage of the unpaid principal balance, net of premiums and discounts

3Q 2010 Preliminary Results 15

North American Automotive Finance

- North American segment reported pre-tax income of $568 million
  - Gain on sale revenue declined $43 million compared to 2Q
  - Lower loss provision driven by improvement in credit trends and asset mix
- 3Q originations higher due to increased market share and diversification strategy
  - Continued shift from subvented to standard business
  - Year-over-year growth driven by used vehicle and Chrysler channels
  - Continued increase in lease originations after reintroducing the product in August 2009
- Continued focus on diversification strategy
  - Expanded rollout of Ally Dealer Rewards
  - Utilization of DealerTrack to expand into broader, more diverse dealer network
  - Used vehicle market represents growth opportunities

Key Financials ($ millions)	3Q 10	2Q 10	3Q 09
Net financing revenue	$ 817	$ 889	$ 784
Total other revenue	144	186	78
Total net revenue	961	1,075	862
Provision for loan losses	60	106	123
Noninterest expense	333	339	467
Pre-tax income from continuing ops	$ 568	$ 630	$ 272
Total assets	$ 77,295	$ 74,146	$ 67,070

Key Statistics	3Q 10	2Q 10	3Q 09
U.S. Market			
SAAR (units in millions)	11.6	11.3	11.5
Industry Light Vehicle Sales (units in millions)	3.0	3.1	3.0
GM Market Share	18.6%	19.7%	19.8%
Chrysler Market Share	9.8%	9.6%	8.1%
U.S. Ally Consumer Penetration			
GM	34.2%	34.4%	31.7%
Chrysler	49.4%	52.5%	13.3%
U.S. Ally Wholesale Penetration(1)			
GM	83.7%	86.6%	85.9%
Chrysler	76.2%	77.1%	31.7%
U.S. Ally Consumer Originations ($ billions)			
GM New Retail Subvented	$ 1.7	$ 1.6	$ 3.0
GM New Retail Standard	2.0	2.0	1.2
Chrysler New Retail Subvented	1.3	1.3	0.3
Chrysler New Retail Standard	1.0	0.9	0.4
Other New Retail	0.2	0.2	0.1
Lease	1.0	0.8	0.0
Used	1.2	1.2	0.6
Total	$ 8.3	$ 8.0	$ 5.6

(1) Penetration rates are based on the trailing four month average end of period dealer stocks

3Q 2010 Preliminary Results 16

International Automotive Finance

- International operations earned $74 million of pre-tax income compared to $105 million in 2Q
  - Loan loss provision expense favorable due to improved asset quality
  - Noninterest expense increased due to certain non-recurring items in 2Q
- Another strong quarter of originations in China, Brazil and the U.K.
  - Brazil up 56% year-over-year
  - China up 67% year-over-year
  - U.K. up 29% year-over-year
- Strong margins in key growth areas
- Continued focus on streamlining auto business
  - Closed sale of Argentina auto finance
  - Signed agreement to sell Ecuador auto finance

Key Financials ($ millions)	3Q 10	2Q 10	3Q 09
Net financing revenue	$ 176	$ 174	$ 197
Total other revenue	77	86	79
Total net revenue	253	260	276
Provision for loan losses	(5)	11	32
Noninterest expense	184	144	213
Pre-tax income from continuing ops	$ 74	$ 105	$ 31
Total assets	$ 17,500	$ 16,596	$ 24,118

Consumer Originations ($ millions)	3Q 10	2Q 10	3Q 09
Germany	$ 277	$ 258	$ 337
Brazil	488	331	312
U.K.	210	209	163
Mexico	118	112	95
China [1]	679	507	407
Other	225	224	213
Total Continuing International Operations	$ 1,997	$ 1,640	$ 1,526

(1) Originations in China part of a joint-venture in which Ally owns a minority interest

3Q 2010 Preliminary Results

17

Global Auto Finance – Consumer Credit Trends Retail auto losses and delinquencies have returned to historical levels Delinquency trends continued to show improvement in 3Q, despite typical seasonal trends Sustained benefit from operational improvements in collection activities Nuvell portfolio experienced strong improvement Increased quality of newer vintages Stabilized economic conditions Credit losses increased slightly quarter-over-quarter Slight increase in frequency due to seasonality Recoveries remained strong; however,
subsided from 2Q levels Nuvell gross losses remained flat to 2Q Global Delinquencies - Managed Retail Contract Amount $ Amount of Accruing Contracts Greater than 30 Days Past Due (millions) 2.91% 2.80% 2.62% 2.22% 2.16% 1.81% 2.26% 2.93% 2.87% 3.48% 3.46% 3.27% $0 $500 $1,000 $1,500 $2,000 $2,500 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 3Q 10 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% Nuvell Delinquent Contract $ Delinquent Contract $ (excluding Nuvell) % of Retail Contract $ Outstanding % of Retail Contract $ Outstanding (excluding Nuvell) Global Annualized Credit Losses - Managed Retail Contract Amount ($ millions) (1) 3Q and 4Q 2009 elevated due to change in charge-off policy 2.29% 3.29% 3.57% 2.04% 1.05% 1.20% 0.85% 0.77% 1.30% 2.48% 2.39% 1.80% $0 $100 $200 $300 $400 $500 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 3Q 10 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Nuvell Credit Losses Credit Losses (excluding Nuvell) % of Avg. Managed Assets % of Avg. Managed Assets (excluding Nuvell) (1) (1) 18

Global Auto Finance - Allowance Coverage Ratios

- North American consumer coverage ratio decreased primarily driven by a change in the asset mix as a result of continued runoff of our liquidating portfolios and improved credit quality trends
  - Coverage ratio remains strong relative to charge-off levels and non-performing assets
- Commercial coverage decline driven by improved dealer credit quality

North American Auto	Consumer			Increase/(Decrease) vs.	
($ millions)	3Q 10	2Q 10	3Q 09	2Q 10	3Q 09
Allowance balance	$ 900	$ 959	$ 759	$ (59)	$ 142
Total consumer loans	$ 36,717	$ 32,813	$ 18,241	$ 3,904	$ 18,475
Coverage ratio	2.5%	2.9%	4.2%	-0.5%	-1.7%
	Commercial			**Increase/(Decrease) vs.**	
	3Q 10	2Q 10	3Q 09	2Q 10	3Q 09
Allowance balance	$ 126	$ 142	$ 156	$ (16)	$ (30)
Total commercial loans	$ 29,623	$ 28,382	$ 22,998	$ 1,241	$ 6,625
Coverage ratio	0.4%	0.5%	0.7%	-0.1%	-0.3%

International Auto	Consumer			Increase/(Decrease) vs.	
($ millions)	3Q 10	2Q 10	3Q 09	2Q 10	3Q 09
Allowance balance	$ 150	$ 161	$ 216	$ (11)	$ (66)
Total consumer loans	$ 9,378	$ 8,900	$ 13,216	$ 478	$ (3,837)
Coverage ratio	1.6%	1.8%	1.6%	-0.2%	0.0%
	Commercial			**Increase/(Decrease) vs.**	
	3Q 10	2Q 10	3Q 09	2Q 10	3Q 09
Allowance balance	$ 28	$ 37	$ 48	$ (10)	$ (20)
Total commercial loans	$ 4,263	$ 4,164	$ 5,259	$ 100	$ (996)
Coverage ratio	0.6%	0.9%	0.9%	-0.3%	-0.3%

Note: Coverage ratio defined as allowance for loan losses as a percentage of end of period assets

3Q 2010 Preliminary Results
19

Insurance

- 3Q pre-tax income of $114 million increased slightly over 2Q driven primarily by lower expenses
- Written premiums increased at Dealer Products and Services driven by:
  - Increase in auto originations leading to more vehicle service contracts
  - Increase in dealer floorplan
- International written premiums elevated in 2Q driven by fleet contracts in Mexico
- Loss ratio remained relatively consistent due to typical seasonal weather related losses
- Segment continues to realize strong gains in the investment portfolio

Key Financials *($ millions)*	3Q 10	2Q 10	3Q 09
Insurance premiums and service revenue earned	$ 462	$ 469	$ 500
Investment income	89	86	87
Other income	16	18	20
Total insurance premiums and other income	567	573	607
Insurance losses and loss adjustment expenses	218	224	219
Acquisition and underwriting expenses	235	241	279
Total expense	453	465	498
Pre-tax income from continuing ops	$ 114	$ 108	$ 109
Total assets	$8,796	$ 8,552	$ 11,660

Key Statistics	3Q 10	2Q 10	3Q 09
Written Premiums *($ millions)*			
Dealer Products & Services	$ 259	$ 251	$ 235
International	145	164	156
Total	$ 404	$ 415	$ 391
Loss ratio	46%	46%	42%
Underwriting expense ratio	49%	50%	54%
Combined ratio	95%	96%	96%

3Q 2010 Preliminary Results

20

Mortgage Operations

- Mortgage operations reported pre-tax income from continuing operations of $154 million
  - Originations and servicing business continued to post strong results
- Third quarter production was $20.5 billion, up significantly from 2Q and driven primarily by refinancings
  - Margins remain favorable due to market technicals
  - Servicing performance remained solid
- Legacy balance sheet reduction continues
  - Closed sale of European operations, representing $11 billion of assets
  - Sold additional $275 million UPB of legacy assets with cash proceeds of $182 million at a gain to book value of $49 million
  - Balance sheet reduction offset by increase in conforming originations

Key Financials ($ millions)	3Q 10	2Q 10	3Q 09
Net financing revenue	$ 147	$ 154	$ 152
Total other revenue	658	531	428
Total net revenue	805	685	580
Provision for loan losses	22	92	330
Noninterest expense	629	363	902
Pre-tax income (loss) from continuing ops	$ 154	$ 230	$ (652)
Total assets	$ 40,963	$ 46,043	$ 40,773

Key Statistics ($ billions)	3Q 10	2Q 10	3Q 09
Mortgage Loan Production			
Prime Conforming	$ 15.1	$ 9.1	$ 8.0
Prime Non-Conforming	0.4	0.5	0.4
Government	4.7	3.6	7.1
Other	0.3	0.3	0.4
Total	$ 20.5	$ 13.5	$ 15.9
Primary Servicing - Period End	$ 358	$ 371	$ 380

($ millions)	3Q 10	2Q 10	3Q 09
Servicing fees	$ 343	$ 328	$ 323
Servicing asset valuation, net of hedge	(27)	(21)	(110)
Net servicing revenue	$ 316	$ 307	$ 213
Repurchase reserve expense	$ 344	$ 97	$ 507
Repurchase reserve balance	$ 1,128	$ 855	$ 883

3Q 2010 Preliminary Results 21

Mortgage Repurchase Reserves Ally increased the reserve for mortgage repurchases to $1.1 billion this quarter
resulting in a $344 million pre-tax expense Repurchase reserves for losses are based on observed losses, modeled projections of
vintage delinquencies, repurchase rates and
loss severity Claims for repurchase trends and ongoing
dialogue with counterparties are also factored
into reserve calculations Completed settlements with six
counterparties, including Freddie Mac All settlements have been in line with reserves established Ally will continue to closely monitor
delinquency and claims trends and will
promptly adjust reserves as necessary Mortgage Repurchase Reserves ($ billions) 0.88 1.26 0.89 0.86 1.13 0.05 0.17 0.14 0.08 0.34 0.10 0.58 0.51 0.42 0.10 $- $0.25 $0.50 $0.75 $1.00 $1.25 $1.50 3Q 09 4Q 09 1Q 10 2Q 10 3Q 10 Repurchase Reserve Balance Repurchase Reserve Expense Charge-offs New Claims Trends ($ millions) 3Q 09 4Q 09 1Q 10 2Q 10 3Q 10 Mix Pre 2004 19 $       7 $          13 $       10 $       11 $       3% 2005 32           8             17           9             17           5% 2006 101        92           82           45           64           24% 2007 180        209        157        94           97           41% 2008 47           76           108        55           58           19% Post 2008 5             9             9             5             16           2% Unspecified 27           31           6             6             19           5% Total Claims 411 $      433 $      391 $      224 $      281 $      100% Outstanding Claims by Counterparty ($ millions) 3Q 09 4Q 09 1Q 10 2Q 10 3Q 10 GSEs 142 $      296 $      229 $      186 $      218 $      Monoline 500        559        596        601        632        Other 88           64           39           37           38           Total 730 $      918 $      864 $      824 $      888 $      Note: Includes claims that have been rescinded but not confirmed by the counterparty 22

Mortgage Operations - Allowance Coverage Ratios

- Allowance balance and HFI portfolio down from prior year driven by strategic actions taken in 2009
  - Consumer coverage declined slightly driven by the continued runoff of legacy assets
- Commercial coverage down relative to prior periods as certain distressed legacy assets have been resolved or charged-off
  - Remaining commercial loans consist primarily of high quality correspondent warehouse lines at Ally Bank

Held for Investment Portfolio	Consumer			Increase/(Decrease) vs.	
($ millions)	3Q 10	2Q 10	3Q 09	2Q 10	3Q 09
Allowance balance	$ 623	$ 659	$ 1,132	$ (36)	$ (508)
Total consumer loans	$ 11,142	$ 11,286	$ 20,251	$ (144)	$ (9,109)
Coverage ratio	5.6%	5.8%	5.6%	-0.2%	0.0%
Non-performing loans	$ 606	$ 624	$ 3,019	$ (18)	$ (2,413)
Allowance as a % of NPLs	102.9%	105.6%	37.5%	-2.7%	65.4%

	Commercial			Increase/(Decrease) vs.	
	3Q 10	2Q 10	3Q 09	2Q 10	3Q 09
Allowance balance	$ 60	$ 70	$ 256	$ (10)	$ (196)
Total commercial loans	$ 2,211	$ 2,002	$ 2,102	$ 209	$ 109
Coverage ratio	2.7%	3.5%	12.2%	-0.8%	-9.5%
Non-performing loans	$ 136	$ 167	$ 481	$ (31)	$ (346)
Allowance as a % of NPLs	44.4%	41.9%	53.1%	2.4%	-8.8%

Note: Coverage ratio defined as allowance for loan losses as a percentage of end of period assets (excluding loans held at fair value)

3Q 2010 Preliminary Results

23

Liquidity Ally utilizes a two-pronged funding strategy designed to support stable liquidity and diversify funding sources 1) Cost efficient funding at Ally Bank Continued to fund over 65% of new auto originations at the bank level Net bank deposits grew by $2.6 billion with all time high CD retention rates 2) Consistent and diversified access to the capital markets Over $30 billion YTD of funding in the U.S. and abroad Total parent company available liquidity of $24.6 billion(a) Maintaining robust liquidity in light of upcoming debt maturities Funding Transformation a) Please refer to slide 41 for further details Ally Financial Funding Transactions - Through 3Q10 ($ billions) ABS - Public / 144A (1) 9.9 $             ABS - Private / Other 2.6                Revolving Credit Facilities (2) 11.0              Unsecured Issuances 7.0                Total Funding Transactions 30.5 $          (1) Includes $674 million at ResCap (2) Includes $725 million at ResCap 4Q 06 3Q 10 Deposits 5% Secured Debt 50% Unsecured Debt 45% Unsecured Debt 38% Secured Debt 33% Deposits 29% 24

Deposits Average CD Maturity and Rate (months) 12.0 11.3 12.8 24.2 25.5 26.8 2.96% 2.59% 2.34% 2.00% 1.82% 1.76% 0.0 5.0 10.0 15.0 20.0 25.0 30.0 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 3Q 10 0.00% 1.00% 2.00% 3.00% 4.00% Avg. Maturity of Newly Originated CDs Avg. Retail Deposit Rate Retail CD Balance Retention (1) ($ billions) (1) Retention includes balances retained in any Ally Bank product 69% 65% 63% 69% 88% 82% $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 3Q 10 0% 20% 40% 60% 80% 100% CD Balances Up for Renewal CD Balances Retained Retention Rate Bank Deposit Levels (1) ($ billions) (1) Excludes certain parent company deposits $36.9 $34.3 $32.0 $31.1 $28.8 $26.3 $0.0 $10.0 $20.0 $30.0 $40.0 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 3Q 10 Ally Bank Retail Ally Bank Brokered Ally Bank Other ResMor Ally Bank - 3Q 2010 External Funding Sources Securitization 25% Brokered CDs 22% Retail Deposits 44% FHLB Borrowings 9% 25

Capital Ratios Note: See slide 43 for further details Regulatory capital improved during the quarter driven by positive net income Risk-weighted assets were up slightly as the decline from the sale of European mortgage assets was offset by
strong auto and mortgage originations ($ billions) 9/30/2010 6/30/2010 Tier 1 Capital 22.6 $            22.4 $            Tier 1 Common Capital 7.8 $             7.7 $             Total Risk-Based Capital 24.7 $            24.6 $            Tangible Common Equity 8.3 $             8.1 $             Tangible Assets 172.7 $          176.3 $          Risk-Weighted Assets 147.0 $          146.2 $          Tier 1 Capital Ratio 15.4% 15.3% Tier 1 Common Capital Ratio 5.3% 5.2% Total Risk-Based Capital Ratio 16.8% 16.8% Tangible Common Equity / Tangible Assets 4.8% 4.6% Tangible Common Equity / Risk-Weighted Assets 5.6% 5.5% 26

Summary All four operating segments were profitable, along with Ally Bank and ResCap legal entities Continue to emerge as preeminent auto finance company Meaningful diminution of legacy mortgage risk Liquidity significantly strengthened Positioned to explore further capital alternatives Third Quarter Progress Captive (>90% Incentivized) Finance Company (Wholesale Funded) Market Driven
Competitor (<50% Incentivized) Bank Holding
Company (Growing Deposit Base) Transformation 27

Supplemental Charts

Supplemental

Condensed Consolidated Income Statement

($ millions)	3Q 10	2Q 10	3Q 09	Increase/(Decrease) vs. 2Q 10	Increase/(Decrease) vs. 3Q 09
Total financing revenue and other interest income	$ 2,782	$ 2,902	$ 3,217	$ (120)	$ (435)
Interest expense	1,733	1,664	1,748	69	(15)
Depreciation expense on operating lease assets	454	526	894	(72)	(440)
Net financing revenue	595	712	575	(117)	20
Servicing fees	404	384	379	20	25
Servicing asset valuation and hedge activities, net	(27)	(21)	(110)	(6)	83
Insurance premiums and service revenue earned	470	477	510	(7)	(40)
Gain on mortgage and automotive loans, net	326	266	177	60	149
(Loss) gain on extinguishment of debt	(2)	(3)	10	1	(12)
Other gain on investments, net	104	95	216	9	(112)
Other income, net of losses	181	190	229	(9)	(48)
Total other revenue	1,456	1,388	1,411	68	45
Total net revenue	2,051	2,100	1,986	(49)	65
Provision for loan losses	9	220	680	(211)	(671)
Insurance losses and loss adjustment expenses	229	224	254	5	(25)
Other operating expenses	1,487	1,210	1,912	277	(425)
Total noninterest expense	1,716	1,434	2,166	282	(450)
Income (loss) from cont. ops before income tax expense (benefit)	326	446	(860)	(120)	1,186
Income tax expense (benefit) from continuing operations	48	33	(291)	15	339
Net income (loss) from continuing operations	278	413	(569)	(135)	847
(Loss) income from discontinued ops, net of tax	(9)	152	(198)	(161)	189
Net income (loss)	$ 269	$ 565	$ (767)	$ (296)	$ 1,036

3Q 2010 Preliminary Results

29

Supplemental

North American Auto - Condensed Income Statement

ally

($ millions)	3Q 10	2Q 10	3Q 09	Increase/(Decrease) vs. 2Q 10	Increase/(Decrease) vs. 3Q 09
Total financing revenue and other interest income	$ 1,810	$ 1,943	$ 2,182	$ (133)	$ (372)
Interest expense	563	568	556	(5)	7
Depreciation expense on operating lease assets [1]	430	486	842	(56)	(412)
Net financing revenue	817	889	784	(72)	33
Servicing fees	60	55	57	5	3
Gain (loss) on automotive loans, net [2]	23	66	(13)	(43)	36
Other income	61	65	34	(4)	27
Total other revenue	144	186	78	(42)	66
Total net revenue	961	1,075	862	(114)	99
Provision for loan losses [3]	60	106	123	(46)	(63)
Noninterest expense [4]	333	339	467	(6)	(134)
Income from cont. ops before income tax expense	568	630	272	(62)	296
Income tax expense (benefit) from continuing operations	161	176	(27)	(15)	188
Net income from continuing operations	$ 407	$ 454	$ 299	$ (47)	$ 108

Notable Items - Pre-Tax

($ millions)	3Q 10	2Q 10	3Q 09	Increase/(Decrease) vs. 2Q 10	Increase/(Decrease) vs. 3Q 09
(1) Remarketing gain	$ 167	$ 206	$ 162	$ (39)	$ 5
(2) Auto forward flow sale gains, net	23	66	(13)	(43)	36
(3) Nuvell provision	2	(35)	(81)	37	83
(4) Realized exchange (loss) gain	(0)	4	(39)	(4)	39

3Q 2010 Preliminary Results

30

Supplemental

International Auto - Condensed Income Statement

($ millions)	3Q 10	2Q 10	3Q 09	Increase/(Decrease) vs. 2Q 10	Increase/(Decrease) vs. 3Q 09
Total financing revenue and other interest income	$ 434	$ 422	$ 546	$ 12	$ (112)
Interest expense	234	209	298	25	(64)
Depreciation expense on operating lease assets	24	39	51	(15)	(27)
Net financing revenue	176	174	197	2	(21)
Gain (loss) on automotive loans, net	5	3	(20)	2	25
Other income	72	83	99	(11)	(27)
Total other revenue	77	86	79	(9)	(2)
Total net revenue	253	260	276	(7)	(23)
Provision for loan losses (1)	(5)	11	32	(16)	(37)
Noninterest expense (2)	184	144	213	40	(29)
Income from cont. ops before income tax expense	74	105	31	(31)	43
Income tax expense from continuing operations	9	4	28	5	(19)
Net income from continuing operations	$ 65	$ 101	$ 3	$ (36)	$ 62

Notable Items - Pre-Tax ($ millions)	3Q 10	2Q 10	3Q 09	Increase/(Decrease) vs. 2Q 10	Increase/(Decrease) vs. 3Q 09
(1) Provision for loan losses	$ 5	$ (11)	$ (32)	$ 16	$ 37
(2) Venezuela FX	-	17	(18)	(17)	18

3Q 2010 Preliminary Results 31

Supplemental

Mortgage Operations - Condensed Income Statement

($ millions)	3Q 10	2Q 10	3Q 09	Increase/(Decrease) vs. 2Q 10	Increase/(Decrease) vs. 3Q 09
Total financing revenue and other interest income	$ 455	$ 456	$ 463	$ (1)	$ (8)
Interest expense	308	302	311	6	(3)
Net financing revenue	147	154	152	(7)	(5)
Servicing fees [1]	343	328	323	15	20
Servicing asset valuation & hedge activities, net [1]	(27)	(21)	(110)	(6)	83
Gain on mortgage loans, net [2][3]	298	197	210	101	88
Other income (loss), net of losses	44	27	5	17	39
Total other revenue	658	531	428	127	230
Total net revenue	805	685	580	120	225
Provision for loan losses [4][5]	22	92	330	(70)	(308)
Noninterest expense [6][7]	629	363	902	266	(273)
Income (loss) from cont. ops before income tax expense (benefit)	154	230	(652)	(76)	806
Income tax expense (benefit) from continuing operations	5	(2)	(151)	7	156
Net income (loss) from continuing operations	$ 149	$ 232	$ (501)	$ (83)	$ 650

Notable Items - Pre-Tax ($ millions)	3Q 10	2Q 10	3Q 09	Increase/(Decrease) vs. 2Q 10	Increase/(Decrease) vs. 3Q 09
(1) Net servicing	$ 316	$ 307	$ 213	$ 9	$ 103
(2) Gain on legacy asset sales	82	95	(2)	(13)	84
(3) Gain on core asset sales	216	102	212	114	4
(4) Ally Bank provision for loan losses	(26)	(87)	(272)	61	246
(5) Legacy provision for loan losses	4	(6)	(66)	8	62
(6) Mortgage repurchase reserve expense	(344)	(97)	(507)	(247)	163
(7) Controllable expenses	(161)	(149)	(228)	(12)	67

3Q 2010 Preliminary Results 32

Supplemental

Corporate and Other - Condensed Income Statement

($ millions)	3Q 10	2Q 10	3Q 09	Increase/(Decrease) vs. 2Q 10	Increase/(Decrease) vs. 3Q 09
Net financing loss [1][2]	$ (568)	$ (529)	$ (605)	$ (39)	$ 37
(Loss) gain on extinguishment of debt	(2)	(3)	10	1	(12)
Other income, net of losses [3]	36	39	257	(3)	(221)
Total other revenue (expense)	33	36	266	(3)	(233)
Total net loss	(535)	(493)	(339)	(42)	(196)
Provision for loan losses [4]	(68)	11	195	(79)	(263)
Noninterest expense [5]	117	123	86	(6)	31
Loss from cont. ops before income tax benefit	(584)	(627)	(620)	43	36
Income tax benefit from continuing ops	(144)	(167)	(200)	23	56
Net loss from continuing operations	$ (440)	$ (460)	$ (420)	$ 20	$ (20)

Notable Items - Pre-Tax ($ millions)	3Q 10	2Q 10	3Q 09	Increase/(Decrease) vs. 2Q 10	Increase/(Decrease) vs. 3Q 09
(1) Amortization of bond exchange discount	$ (310)	$ (292)	$ (295)	$ (18)	$ (15)
(2) Net impact of FTP allocations	(289)	(256)	(293)	(33)	4
(3) Investment income	37	35	180	2	(143)
(4) Resort Finance provision	69	(13)	(161)	82	230
(5) Restructuring expense	(9)	(18)	(9)	9	(0)

3Q 2010 Preliminary Results 33

Supplemental

Condensed Consolidated Balance Sheet

($ millions)	9/30/10	6/30/10	9/30/09	Increase/(Decrease) vs. 6/30/10	Increase/(Decrease) vs. 9/30/09
Cash and cash equivalents	$ 12,589	$ 14,348	$ 14,225	$ (1,759)	$ (1,636)
Trading securities	211	209	908	2	(697)
Investment securities	11,925	12,710	13,468	(785)	(1,543)
Loans held-for-sale	13,265	10,382	14,963	2,883	(1,698)
Finance receivables and loans, net of unearned income	98,718	92,716	88,421	6,002	10,297
Allowance for loan losses	(2,054)	(2,377)	(2,974)	323	920
Total finance receivables and loans, net	96,664	90,339	85,447	6,325	11,217
Investment in operating leases, net	10,213	11,895	18,867	(1,682)	(8,654)
Other assets	26,732	24,880	27,937	1,852	(1,205)
Assets of operations held-for-sale	1,592	12,039	2,439	(10,447)	(847)
Total assets	$ 173,191	$ 176,802	$ 178,254	$ (3,611)	$ (5,063)
Noninterest bearing	$ 2,547	$ 2,276	$ 2,301	$ 271	$ 246
Interest bearing	35,410	32,938	27,024	2,472	8,386
Total deposit liabilities	37,957	35,214	29,325	2,743	8,632
Short-term borrowings	5,914	7,054	9,306	(1,140)	(3,392)
Long-term debt	87,547	85,205	92,735	2,342	(5,188)
Total debt	93,461	92,259	102,041	1,202	(8,580)
Other liabilities	20,053	17,219	20,165	2,834	(112)
Liabilities of operations held-for-sale	743	11,337	1,782	(10,594)	(1,039)
Total liabilities	$ 152,214	$ 156,029	$ 153,313	$ (3,815)	$ (1,099)
Equity	$ 20,977	$ 20,773	$ 24,941	$ 204	$ (3,964)
Total liabilities and equity	$ 173,191	$ 176,802	$ 178,254	$ (3,611)	$ (5,063)

3Q 2010 Preliminary Results 34

Corporate and Other OID amortization from bond exchanges
continues to be a key driver of results Approximately $300 million of OID amortization expense remains for 2010,
with expense moderating significantly after
2011 Sale of Resort Finance business resulted in a
recovery recognized through provision expense Supplemental OID Amortization Schedule ($ billions) As of 9/30/2010 $0.3 $1.0 $0.3 $0.2 $0.1 Avg = $0.1 / yr $0.3 $- $0.2 $0.4 $0.6 $0.8 $1.0 $1.2 $1.4 Remaining 2010 2011 2012 2013 2014 2015 2016 and thereafter Key Financials ($ millions) 3Q 10 2Q 10 3Q 09 Net financing loss (ex. OID) (258) $      (237) $      (310) $      Total other revenue 33           36           266          Total net revenue (225)        (201)        (44)           Provision for loan losses (68)           11           195          Noninterest expense 117          123          86           Core pre-tax loss (274) $      (335) $      (325) $      OID Amortization (310)        (292)        (295)        Pre-tax loss from continuing ops (584) $      (627) $      (620) $      Total Assets 28,637 $ 31,465 $ 34,633 $ 35

Discontinued Operations Ally continues to make significant progress in streamlining operations Closed sale of European mortgage
operations, effectively exiting Ally from
European mortgage market Sold Argentina auto finance business and signed agreement to sell Ecuador auto
finance Supplemental Impact of Discontinued Operations, net of tax ($ millions) 3Q 10 2Q 10 International Automotive Finance (a) 38 $          54 $          Insurance (a) 3              (1)              Global Automotive Services 41             53             Mortgage Operations (51)           98             Corporate and Other 1              1              Consolidated net (loss) income (9) $          152 $       (a) Includes certain income tax activity recognized by Corporate and Other Insurance Mortgage Corporate and Other Discontinued Operations sold in 3Q U.K. and Continental Europe (2) Businesses classified as Discontinued Operations as of 9/30/2010 Ecuador (1) Russia U.K. P&C (1) Ally entered into an agreement to sell the Ecuador auto business in 3Q (2) Small portion of sale closed on October 1, 2010 United Kingdom Auto Finance Full Service Leasing Argentina 36

Supplemental Automotive Information $303 $878 $412 $756 $843 Supplemental Sales Proceeds as % of ALG (1) (U.S. Lease Scheduled Terminations) (1) Estimated remarketing proceeds at time of lease origination 70% 80% 90% 100% 110% 120% Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2007 2008 2009 2010 North American Loss Per New Vehicle (Serviced Basis) $11,246 $10,398 $9,288 $9,635 $8,951 $8,495 $8,094 $6,000 $8,000 $10,000 $12,000 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 3Q 10 Pre-Tax Income from Continuing Operations ($ millions) $369 $653 $630 $568 $42 $109 $86 $272 $105 $(152) $31 $74 $108 $183 $114 ($400) ($200) $0 $200 $400 $600 $800 3Q 09 4Q 09 1Q 10 2Q 10 3Q 10 North American International Insurance Global Consumer Auto Originations ($ billions) Note: Includes North American and International Operations $3.6 $6.0 $7.7 $8.2 $8.2 $10.7 $11.4 $0 $2 $4 $6 $8 $10 $12 $14 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 3Q 10 New - Retail New - Leases Used 37

Supplemental

Mortgage Operations Asset Roll Forward

ally

- Mortgage balance sheet reduced by $5 billion driven by sale of European operations, partially offset by growth in Ally Bank conforming production

Mortgage Operations Balance Sheet Analysis

	6/30/2010	Quarterly Activity	9/30/2010
ResCap, LLC Assets			
Cash and cash equivalents	$ 0.6	$ (0.0)	$ 0.6
Accounts receivable (servicing advances, etc)	2.4	(0.0)	2.4
Securitized assets [1]	15.5	(9.2)	6.3
Derivatives and derivative collateral	3.6	1.6	5.3
Restricted cash and other assets	1.1	(0.0)	1.1
Cash, accounting and other less value sensitive assets	$ 23.2	$ (7.6)	$ 15.6
Mortgage servicing rights	2.0	(0.3)	1.7
Other assets [2]	0.4	(0.1)	0.3
Assets of international operations held-for-sale	0.5	(0.3)	0.2
Mortgage loans held-for-sale	2.5	0.2	2.7
Assets carried at fair or net realizable value	$ 5.3	$ (0.4)	$ 4.9
Total ResCap, LLC Assets	**$ 28.6**	**$ (8.0)**	**$ 20.5**
Ally Bank HFI - Prime Jumbo	$ 1.7	0.2	$ 1.9
Ally Bank HFI - Legacy Portfolio [3]	8.2	(0.3)	7.8
Ally Bank HFS	4.2	2.8	7.0
Ally Bank warehouse lines	1.8	0.2	2.0
Ally Bank MSR	1.0	0.0	1.1
Other non-ResCap assets [4]	0.7	(0.0)	0.7
Total Mortgage Operations Assets	**$ 46.0**	**$ (5.1)**	**$ 41.0**

(1) 9/30/10 includes domestic securitized assets of $3.0 billion, international securitized assets of $0.6 billion, $0.3 billion of securitized international HFS assets and $2.4 billion of domestic HFS assets related to off-balance sheet securitizations where ResCap has the option, but not the obligation to repurchase loans

(2) Includes REO, AFS, trading securities, warehouse loans, model homes and other assets

(3) Loans originated prior to 1/1/2009

(4) Includes Ally Bank cash, accounts receivables and other assets, as well as ResMor Trust and intercompany eliminations

3Q 2010 Preliminary Results

38

Supplemental

Ally Bank HFI Portfolio

- In conjunction with strategic actions taken in 4Q09, higher risk loans at Ally Bank were reclassified as held for sale, marked to a market based level, purchased by Ally Financial and contributed to ResCap
- As a result, the credit quality of Ally Bank's remaining HFI portfolio was improved as measured across several metrics
- Overall credit metrics continue to improve driven by a shift to a higher quality asset mix
- Delinquencies on this portfolio are progressing in line with expectations

Mortgage Pool Characteristics - Ally Bank HFI Portfolio

($ billions)	9/30/2010	6/30/2010	12/31/2009	9/30/2009
UPB	$ 10.3	$ 10.4	$ 10.3	$ 13.8
Carry Value	$ 9.7	$ 9.8	$ 9.7	$ 13.1
Estimated Pool Characteristics:				
% Prime Jumbo (> 1/1/2009)	18.7%	16.2%	9.2%	5.1%
% Second Lien	16.4%	17.0%	18.7%	21.3%
% Interest Only	38.6%	40.0%	41.6%	44.2%
% 30+ Day Delinquent	4.2%	4.5%	3.0%	10.0%
% Low/No Documentation	18.4%	19.6%	20.3%	27.7%
% Non-primary Residence	4.5%	4.7%	4.9%	5.5%
% Option Arm	0.0%	0.0%	0.0%	0.2%
Refreshed FICO	730	730	730	705
Wtd. Avg. LTV/CLTV (1)	94%	94%	96%	106%
Higher Risk Geographies (2)	39%	39%	39%	43%

(1) Updated home values derived from MSA level adjustments based on Case-Shiller and other industry data
(2) Includes CA, FL, MI and AZ

3Q 2010 Preliminary Results 39

ResCap, LLC - Key Financial Information ResCap met its covenants with tangible net worth of $859 million at the end of the third quarter (1) For the purpose of ResCap’s tangible net worth covenants, consolidated tangible net worth is defined as the company’s consolidated equity, excluding intangible assets and any equity in Ally Bank to the extent
included in ResCap’s consolidated balance sheet Supplemental ($ millions) 3Q 10 2Q 10 Net income 38 $          364 $         ($ millions) 9/30/2010 6/30/2010 Cash & cash equivalents 618 $         621 $         Mortgage loans held-for-sale 5,127 4,613 Mortgage loans held-for-investment, net 3,357 2,759 Mortgage servicing rights 1,680 1,950 Other assets 9,725 18,611 Total assets 20,507 $    28,554 $    Total liabilities 19,649 $    27,760 $    Tangible net worth (1) 859 $         793 $         40

Liquidity and Unsecured Debt Maturity Profile Supplemental Available Liquidity 9/30/2010 6/30/2010 ($ billions) Parent (1) Ally Bank Parent (1)(2) Ally Bank Cash and Cash Equivalents 7.2 $               4.1 $               10.3 $             2.6 $               Unencumbered Securities (3) 0.5                 3.3                 1.1                 3.8                 Current Secured Committed Unused Capacity (4) 10.9                5.6                 10.3                6.9                 Current Unsecured Committed Unused Capacity 0.1                 -                   0.1                 -                    Whole Loan Forward Flow Agreements 0.9                 -                   1.5                 -                    Total Available Liquidity 19.6 $             13.0 $             23.3 $             13.3 $             Ally Bank Intercompany Loan (5) 5.0                 (5.0)                -                    -                    Adjusted Total Available Liquidity 24.6 $             8.0 $               23.3 $             13.3 $             (1) Parent defined as Ally Consolidated less Ally Bank, ResCap (not shown) and Insurance (not shown) (2) Includes overnight funds placed at Ally Bank at quarter-end (3) Includes UST, Agency debt and Agency MBS (4) Includes equal allocation of shared capacity totaling $3.75 billion in 3Q and $3.0 billion in 2Q, which can be used by the Parent or Ally Bank (5) To optimize use of cash and secured facility capacity between entities, Ally Financial lends cash to Ally Bank from time to time under an intercompany   loan agreement.  Amounts outstanding on this loan are repayable to Ally Financial at any time, subject to 5 days notice. Ally Financial Inc. Consolidated Unsecured Long-Term Debt Maturity Profile ($ billions) $23 $2 $2 $12 $10 $1 $- $5 $10 $15 $20 $25 $30 Remaining 2010 2011 2012 2013 2014 2015 and thereafter 41

Ownership Structure Supplemental Common Ownership as of 9/30/2010 GM 6.7% GM Trust 9.9% 3rd Party Investors 12.2% Cerberus 14.9% US Treasury 56.3% ($ millions) Series Owner Liquidation Preference Book Value Trust Preferred Securities (1) U.S. Treasury $2,667 $2,540 Series F-2 Mandatory Convertible Preferred (1) U.S. Treasury $11,438 $10,893 Series G Perpetual Preferred Investors $2,577 $234 Series A Perpetual Preferred GM Company $1,022 $1,052 (1) Includes exercised warrants Other Tier 1 Capital as of 9/30/2010 42

Notes on Non-GAAP Financial Measures Supplemental Slide 14 – High Quality Balance Sheet Included in Loans Held for Sale: Retail Auto ($1,049), Ally Bank Mortgage HFS, ResCap Mortgage HFS and Securitized Mortgage Assets and
Other ($2,436) Included in Finance Receivables and Loans, net (Consumer): Retail Auto ($46,095), Ally Bank Mortgage HFI and Securitized Mortgage Assets
and Other ($3,784) Included in Finance Receivables and Loans, net (Commercial): Commercial Auto, Commercial Mortgages and Commercial Asset Based
Lending Included in Other Assets: FV of Derivative Contracts, Restricted Cash/Collateral Servicer Advances and Other ($6,237) Slide 26 – Capital Ratios Tier 1 Common Capital is defined as Tier 1 Capital less elements of capital not in the form of common equity, including: Preferred Equity
($12.2 billion) and Trust Preferred Securities ($2.5 billion) Tangible Common Equity is calculated as Shareholders’ Equity less Preferred Equity ($12.2 billion) less Goodwill and Intangible Assets ($0.5 billion) Tangible Assets is calculated as Total Assets less Goodwill and Intangible Assets ($0.5 billion) 43